Exhibit 10.77

Change Order Form # 8

Change order under Agreement dated:  the Development and Clinical Supplies Agreement dated June 19, 2009, as amended by the Amendment dated as of December 31, 2009, the Second Amendment dated as of September 16, 2010, the Third Amendment dated as of September 29, 2010 and the Fourth Amendment dated March 2, 2011 (the “Agreement”).

Between:  Radius Health, Inc and 3M

Project Name:  For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by:  Radius

Name:  Maria Grunwald and Gary Hattersley

Company:  3M

Date:  20 July 2011

Description of change:

Radius is requesting 3M manufacture 420 patches for an additional clinical study Radius wishes to conduct.  The product strength is [*]mcg/array.  3M will continue with development work in accordance with the Agreement.  The additional requirement of these supplies affects the process group ability to meet the timelines in the Work Plan attached to the Fourth Amendment.  The net effect is a delay in the delivery of Phase II supplies by 4 weeks.

Planned Usage	Number of Patches
Clinical study supplies	[*]
Release testing	[*]
Retains	[*]
Stability	[*]
Customer retains	0
Total Quantity	420

We estimate this work will require 375 hours and 1.3 grams of BA-058.  Delivery of the clinical supplies is estimated to be the week of September 26.

Estimate of additional out of pocket expenses

Gamma treatment	$1000
Decontamination of isolator and testing	$1500
Rodac plates	$500
Endotoxin testing	$600
Shipping costs	$500

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

1

Stability pulls — $[*]per pull point

Limited stability plan:  1, 3, 6, 12 months at 5°C and 1, 3, 6 at 25°C.  An intermediate time point to cover use period may be added at a later date.

Except to the extent expressly amended by this Change Order, the terms and conditions of the Agreement remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Change Order.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Mary Mathisen
Signature:	v/s/ Nick Harvey	Signature:	/s/ Mary Mathisen
Position: CFO		Position: Commercialization Mgr
Date (dd/mm/yy): 7/27/11		Date (dd/mm/yy): 7/28/11

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

2

- AMENDED AND RESTATED PROPOSAL -
RADIUS BA058 sMTS PROGRAM

EXECUTIVE SUMMARY

3M Drug Delivery Systems is pleased to provide Radius Health Inc. (Radius) with this estimate for development and delivery of Phase II clinical supplies for its BA058 product delivered via 3M’s solid Microstructured Transdermal System (sMTS).

This estimate supports the attached work plan summary and is based on information exchanged between Radius and 3M regarding the requirements for a BA058 sMTS product.  The scope of work outlined in the summary includes all activities required for formulation development and delivery of clinical supplies to enable Radius to perform a Phase II clinical study in humans.  As discussed with Radius, 3M will deliver clinical supplies no later than 14 months after the effective date of this Amendment and will use commercially reasonable efforts to accomplish delivery by March 15, 2012 if Radius approves the Phase II Workplan and initiates work on or before March 1, 2011.  If work does not commence on March lst 2011, 3 months must be added to the time below to provide sufficient ramp up time to obtain and train resources to re-initiate the project.  Effective July 20, 2011, Radius requested 3M manufacture additional Phase I clinical supplies in August 2011.  This will delay delivery of the Phase II clinical supplies four weeks later than previously stated in the Work Plan attached to the Agreement and the Milestone dates set forth below have been revised accordingly.

The estimate for the activities listed in the work plan summary is provided below:

	PROGRAM HOURLY ESTIMATE	TIMING
Scale-up Process Optimization and Preparation of GMP Supplies for Phase II Trial	[*]hours	(as per indicated in the above paragraph)
Direct Costs (Arrays and Applicators based on quantities defined below arrays for each strength and 300 applicators)	$[*] K

Deliverables, timing and assumptions are presented in the work plan summary.

3M reserves the right to revise this proposal if the intended scope of work deviates from the work outlined.  Any change in this proposal shall be subject to execution of a Change Order.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

3M Drug Delivery System	Confidential

WORIC PLAN SUMMARY

Objective:

The objective of the work plan is to optimize manufacturing and analytical activities around the production of BA058-sMTS which will be produced using a new automated process.  This work plan will result in the production of BA058-sMTS patches at three different dosage strengths, and a matching placebo patch.  This work plan will also support the application for and completion of a Phase 2 clinical study by Radius.

Deliverables:

•              Delivery of up to 3 distinct GMP clinical doses of BA058 sMTS product plus 1 placebo dose for a Phase II clinical study and supporting stability work.  This includes a maximum of 54,600 patches (detail for quantities is shown below.) and 300 POC applicators.  Any additional patches or applicators required to support the clinical trial, stability program and the requirement for clinical retains (as per 3M’s SOP for a non-bioequivalence clinical study) will be provided under a Change Order at Radius request and expense.

Planned usage	Active patches	Placebo patches
clinical study supplies	[*]	[*]
Release testing	[*]	[*]
Retains	[*]	[*]
Stability	[*]	0
3M SOP retains	[*]
Total quantity	14,200	12,000

•              Crossed over and validated analytical methods to monitor the manufacturing process, the release activities and the stability program

•              Stability data for each of the three active product lots through 2 years, as described below.

•              A stability program for the RTC formulation for up to 6 months as defined in this Workplan

•              3M shall establish and maintain proprietary Drug Master Files (DMFs) including information on the components, coating and drying manufacturing processes to support regulatory filings in the U.S. and Canada.  A right of reference to 3M’s DMFs will be granted to Radius to support regulatory filings in the U.S. and Canada.  Outside the U.S., 3M will provide Radius with information necessary to support regulatory filing in all countries where Clinical Development of BA058-sMTS is sited.

This estimate does not include the time associated with execution of the Phase II clinical studies nor completion of support stability.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

Milestones for the Workplan:

All dates assume Amendment signed by March 2, 2011.  Should the Amendment be signed at a later date, then the target dates for milestones need to be adjusted accordingly.

1.             Start preliminary RTC optimization — March 2, 2011

2.             March API requirements delivered by Radius to 3M — March 2, 2011

3.             Methods provided to 3M for crossover — March 4, 2011

4.             April API requirements delivered by Radius to 3M — April 1, 2011

5.             May API requirements delivered by Radius to 3M — May 1, 2011

6.             Initiation of coating optimization — May 1, 2011

7.             RTC optimization concludes — June 30, 2011

8.             July API requirements delivered by Radius to 3M — July 1, 2011

9.             Manufacture additional Phase I clinical supplies (150mcg/array) — by October 1, 2011

10.           Equipment installation — September 1, 2011

11.           Initiation of final optimization of coating and process verification — December 29, 2011

12.           Completion of coating process verification — January 31, 2012

13.           Release phase II supplies — by April 15, 2012

3M assumptions of the work plan:

•              Validated analytical methods exist and can be crossed over to 3M from Radius — if method development is required, a Change Order will be required at Radius expense

•              No more than 10 analytical methods need to be crossed over

•              Adequate GMP BA058 starting material will be provided free of charge to 3M for development and clinical supply manufacture by Radius for phase II clinical supplies.

•              Work plan assumes the use of the POC MTS applicator system and patch design in Phase 2.

•              Lot size is not to exceed the quantities listed above of GMP-grade BA058 sMTS arrays to best meet the needs of the Phase 2 study and stability program plans.

•              An additional three hundred units per dose will be manufactured for retains in accordance with 3M’s SOPs.  Any additional supplies beyond what is shown in the above table can be provided under a Change Order at Radius’ expense.

•              Phase II product will be manufactured as low bioburden compatible with the process for Phase 3.

•              sMTS patches and applicators for use in the Phase II clinical study will be bulk labeled by 3M and provided to Radius for further labeling according to the requirements of the clinical protocol.

•              Radius will be responsible for executing all elements (protocols, regulatory filings, conduct) of the Phase II trial.

•              The clinical trial will be conducted in countries to be identified by Radius.

•              Wear time associated with the array is 24 hours or less.

•              Stability studies on the product in support of Phase II will be a maximum of 2 years in length; the stability report will be completed within 4 months of the completion of the stability study.

•                                          DMFs for BA058-sMTS CCS and Coating and Drying Process will be filed at least 3 month prior to Phase 2 initiation.

Radius assumptions of the work plan:

•                                          The work plan will cover the currently planned activities related to the manufacturing and support of all Phase 2 transdermal clinical trial supplies.  If additional activities are deemed necessary, such activities will be provided under a Change Order with budget and timelines agreed.

•                                          This work plan also covers the currently planned CMC/Quality activities required for support of the Phase 2 program for BA058-sMTS, including the 2-year ICH stability program.  If additional activities are deemed necessary, such activities will be provided under a Change Order with budget and timelines agreed.

•                                          This work plan also covers the currently planned Regulatory activities required for support of the Phase 2 program for BA058-sMTS in the regions and countries selected for the study.  If additional activities are deemed necessary, such activities will be provided under a Change Order with budget and timelines agreed.

•                                          Patches will be supplied in quantities indicated in the above table to support the clinical trial, clinical retains and the stability program.  Any additional quantities required can be provided on a Change Order.

•                                          Phase 2 supplies will be manufactured with a low bioburden and will be compatible with the manufacturing process planned for Phase 3.

•                                          Phase 2 supplies will be manufactured with residual solvents consistent with USP 467 and its European equivalent, extractables,

•                                          Each major work plan task identified below will be associated with a protocol (either existing or to be written under a Change Order) and report, both to be reviewed and agreed with Radius.  Such reports may be redacted to protect 3M proprietary information

•                                          All manufacturing activities will be compliant with:

ICH Q1A(R2):  Stability Testing of New Drug Substances and Products 3M level 2 validation of analytical procedures.  3M will provide data supporting chemistry, manufacturing and control information necessary for regulatory filings with authorities in and outside the United States

WORKMAN SUMMARY OF TASKS:
BA058-sMTS Drug Product Development and
Manufacturing Process Scale-up including Phase 2 Supply Production

3M Environmental Health and Safety

Update Hazard Review

Update Risk Assessment (internal)

Update Animal Use Protocols

Qualification of Suppliers

3M Product Development

Terminal sterilization study

RM Receipt and Part Manufacture

RTC Optimization/Characterization

Formulation Optimization/Characterization

Process Optimization (including drying)

Packaging Optimization

[stability program is defined elsewhere]

Supply Production for additional Bridging Tox, if required (additional charge)

3M Product Scale-up to Phase 2

RM Receipt and Part Manufacture

System Integration

Product Development/Optimization:  RTC Optimization, Process Optimization

Process/Product Verifications

3M Support for Execution of Phase 2 Supply Manufacture

Validate Analytical Methods required for the manufacturing process, release and stability programs associated with the Phase 2 clinical trial supplies

Development and Verification of Specifications for Phase 2

Development and Verification of Shipping and Storage Requirements

Update Regulatory Documentation:  Provide up-to-date Drug Product CMC data to support updated IND, File Product Specific DMFs (sMTS-BA058 CCS and sMTS-BA058 Coating and Drying Process)

3M Phase 2 Supply Manufacture and Stability

RM Receipt and Part Manufacture

RM and Component Clearance

RTC Formulation Manufacture and Clearance

Execute Clinical Tickets:  Applicator Construction, estimated 300 units; three active doses at a maximum as indicated in the table above.

Stability of RTC at 5C/ambient RH — 1, 3, 6 months

Stability of RTC at 25C/60% RH — 2 days, 1 week

Stability of Phase 2 Supplies:  5C/ambient RH — 1, 3, 6, 9, 12, months; 25C/60% RH - 1, 3, 6, 9, 12, months; 40C/75% RH — 1, 3, 6 months

Clear, release and ship Clinical Supplies

Radius Clinical Supplies Manufacturing Tasks

Provide GMP-grade, BA058 API, ready for formulating

Receive, label and release Phase II clinical supplies

Author Investigators Brochure and IND submission

Write clinical protocol, define safety and efficacy endpoints

Execute or oversee the Phase II clinical study

3M DRUG DELIVERY SYSTEMS CONTACT INFORMATION

For inquiries related to the proposal, please contact:

Mary Mathisen
Product Commercialization Manager
3M Drug Delivery Systems
3M Center, Bldg. 260-4N-12
St. Paul, MN 55144
Tel:  651-733-9125
Fax:  651-5751729
Cell:  651-503 0861
E-Mail:

Mark Tomai Ph.D.
Head of Vaccine Business
3M Drug Delivery Systems
3M Center, Bldg. 275-3E-10
St. Paul, MN 55144
Tel:  651-733-5375
Cell:  651-403-0455
E-Mail: